UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

CHINA ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6130 Elton Avenue, Las Vegas, Nevada 89107 Tel: 1-702- 216-0472
(Address and telephone number of principal executive offices)
No.57, Xinhua East Street, Hohhot City, Inner Mongolia
(Address of principal place of business or intended principal place of business)
Magnum Equities Group Inc.
610-1112 West Pender Street, Vancouver, BC V6E2S1 Canada
(Name, address and telephone number of agent for service)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-128608

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Description of Registrant's Securities to be Registered.

A description of the Common Stock, par value $0.001 per share ("Common Stock"), of China Energy Corporation, a Nevada corporation (the "Registrant"), to be registered hereunder is contained under the caption "Description of Securities" in the Prospectus that constitutes part of the Registrant's Registration Statement on Form SB2 (File No. 333-128608) initially filed with the Securities and Exchange Commission on September 27, 2005, as amended from time to time, and is incorporated herein by reference.

Item 2. Exhibits.

Exhibit #	Title	Filed
3.4	Articles of Incorporation	(1)
3.5	By-Laws	(1)

(1)

               Expressly incorporated by reference to the exhibits of the same number in the Registrant's Registration Statement on Form SB-2, filed on September 27, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

CHINA ENERGY CORPORATION

By:

/s/ WenXiang Ding

Date: January 22, 2007 President and Chief Executive Officer